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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

       We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


Dated:  June 29, 1999             TECHNOLOGY ACQUISITIONS, LTD.

                                  By:  /s/ VANCE R. TILLMAN
                                       ---------------------------------
                                  Its: Treasurer

                                  BENCHMARK EQUITY GROUP, INC.


                                  By:  /s/ FRANK DELAPE
                                       ---------------------------------
                                  Its: Chief Executive Officer
                                       ---------------------------------

                                  FRANK DELAPE

                                  By:  /s/ FRANK DELAPE
                                       ---------------------------------